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                                                                       Exhibit 5

September 18, 1998


Household Affinity Funding Corporation
1111 Town Center Drive
Las Vegas, NV 89134

Gentlemen:

I am the Vice President and Assistant Secretary of Household International, Inc., indirectly the owner of all of the issued and outstanding common stock of Household Affinity Funding Corporation, the originator of the Household Affinity Credit Card Master Trust I (the "Trust"). I refer to the Registration Statement No. 333-51551, as amended, on Form S-1 (the "Registration Statement") filed with Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), pertaining to the Certificates (as herein defined). Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (as defined below).

The Registration Statement relates to a financing program which involves the sale by Household Bank (SB), N.A. (the "Bank") to Household Affinity Funding Corporation and the transfer by Household Affinity Funding Corporation (the "Seller") to the Trust of MasterCard credit card receivables (the "Receivables") originated by the Bank or its affiliates, in exchange for certificates representing an undivided interest in the assets of the Trust, including the Receivables. The "Certificates" offered by the Registration Statement shall arise in one Series under the Pooling and Servicing Agreement (as defined below) and shall be the Class A Credit Card Participation Certificates, Series 1998-1 (the "98-1 Class A Certificates"), the Class B Credit Card Participation Certificates, Series 1998-1 (the "98-1 Class B Certificates"), to be issued by the Trust. The Trust was created pursuant to the Pooling and Servicing

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Household Affinity Funding Corporation
September 18, 1998
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Agreement dated as of April 30, 1993, as amended and restated as of August 1,
1993 (as further amended on April 12, 1995 and October 20, 1997 and as filed as exhibit 4.3, collectively, the "Pooling and Servicing Agreement") among the Seller, Household Finance Corporation ("HFC"), as Servicer, and The Bank of New York, as Trustee, incorporated as an Exhibit to the Registration Statement.

I, or attorneys under my supervision, am familiar with the proceedings to date with respect to the proposed offering and sale to the public of the Certificates and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

Based on the foregoing, it is my opinion that the Certificates will be fully paid and non-assessable, validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series 1998-1 Supplement to the Pooling and Servicing Agreement when the following has occurred:

                1) the Registration Statement shall have been declared effective by the Commission under the Act,

                2) the Supplement to the Pooling and Servicing Agreement pertaining to the Certificates (the "Series 1998-1 Supplement") shall be duly executed and delivered by the parties thereto,

                3) the Certificates shall have been duly issued by the Trust and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and the Series 1998-1 Supplement and delivered by the Seller in accordance with the Underwriting Agreement among HFC, the Seller, the Bank and the Underwriters named therein (the "Underwriting Agreement"), and

                4) the Seller shall have received the agreed purchase price for the Certificates in accordance with the Underwriting Agreement.
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Household Affinity Funding Corporation
September 18, 1998
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I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the "Blue Sky" or securities laws of the various states to sales of the Certificates.

I hereby consent to the use of my name and my opinion in the Prospectus filed pursuant to Rule 430A or 424 of Regulation C of the Act, in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ John W. Blenke


John W. Blenke


JWB:kmr